CO-SALE AGREEMENT


     THIS CO-SALE AGREEMENT (this "Agreement") is made this 11th day of June, 1998, by and between Vacu-dry Company, a California corporation ("Vacu-dry") and Global Walk, Inc., a Japanese corporation ("Global").

                                    RECITALS:

     WHEREAS, Global desires to acquire from MIN Acquisition Corp., a California corporation (the "Company") shares of its common stock (the "Common Stock"); and

     WHEREAS, Vacu-dry is presently the record and beneficial owner of 85,000 shares of the outstanding Common Stock; and

     WHEREAS, Vacu-dry has agreed to grant Global the opportunity to participate, upon the terms and conditions set forth in this Agreement, in subsequent sales of the Common Stock of the Company made by Vacu-dry to induce Global to make the proposed investment.

     NOW, THEREFORE, in consideration of these premises and the mutual covenants and agreements herein contained and other valuable consideration, the receipt and adequacy of which the parties hereto acknowledge, the parties agree as follows

     1. Sales by Vacu-dry.

        (a) Notice of Purchase Offers. Should Vacu-dry propose to accept one or more bona fide offers (collectively the "Purchase Offer") from any persons to purchase shares of Common Stock from Vacu-dry, then Vacu-dry shall promptly notify Global of the terms and conditions of such Purchase Offer.

        (b) Right to Participate. Global shall have the right, exercisable upon written notice to Vacu-dry within 15 business days after receipt of the notice of the Purchase Offer, to participate in Vacu-dry's sale of Common Stock on the same terms and conditions. To the extent Global exercises such right of participation, the number of shares of Common Stock which Vacu-dry may sell pursuant to such Purchase Offer shall be correspondingly reduced. The right of participation of Global shall be subject to the following terms and conditions:

          (i) Global may sell all or any part of that number of shares of Common Stock of the Company equal to the product obtained by multiplying (x) the aggregate number of shares of Common Stock covered by the Purchase Offer by
     (y) a fraction the numerator of which is the number of shares of Common Stock the time owned by Global and the denominator of which is the combined number of shares of Common Stock at the time owned by Vacu-dry and Global.

          (ii) Global may participate in the sale by delivering to Vacu-dry for transfer to the purchase offeror one or more certificates, properly endorsed for transfer, which represent the number of shares of Common Stock which Global elects to sell pursuant to this Section 1(b).

        (c) Consummation of Sale. The stock certificate or certificates which Global delivers to Vacu-dry pursuant to Section 1(b) shall be transferred by Vacu-dry to the purchase offeror in consummation of the sale of the Common Stock pursuant to the terms and conditions specified in the Section 1(b) notice to Global, and Vacu-dry shall promptly thereafter remit to Global that portion of the sale proceeds to which Global is entitled by reason of its participation in the sale.

        (d) Ongoing Rights. The exercise or non-exerciseof the rights of Global to participate in one or more sales of Common Stock made by Vacu-dry shall not adversely affect its rights to participate in subsequent Common Stock sales by Vacu-dry pursuant to Section 1.

        (e) Permitted Exemptions. The participation rights of Global shall not apply to any pledge of Common Stock made by Vacu-dry pursuant to a bona fide loan transaction which creates a mere security interest.

     2. Legend.

        (a) Each certificate representing shares of the Common Stock of the Company now or hereafter owned by Vacu-dry or issued to any permitted transferee pursuant to Section 1(e) shall be endorsed with the following legend: "THE SALE OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN CO-SALE AGREEMENT BY AND BETWEEN THE SHARE-HOLDER, THE CORPORATION AND CERTAIN HOLDERS OF COMMON STOCK OF THE CORPORATION. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION."

        (b) Legend Removal. The Section 2(a) legend shall be removed upon termination of this Agreement in accordance with the provisions of Section 3(a).

     3. Miscellaneous Provisions.

        (a) Termination of Co-Sale Rights. The rights of Global under this Agreement and the obligations of Vacu-dry with respect to Global shall terminate at such time as Global shall no longer be the owners of any Common Stock. Unless sooner terminated in accordance with the preceding sentence, this Agreement shall terminate upon the consummation of an underwritten public offering of Common Stock registered under the Securities Act of 1933

        (b)  Successors   and  Assigns.   This  Agreement  and  the  rights  and
obligations of the parties hereunder shall inure to the benefit of, and be binding upon, their respective successors, assigns and legal representatives. The participation rights of Global hereunder may not be assigned without the prior written consent of Vacu-dry other than to Takanashi Milk Products Co., Ltd. or members of the Takanashi family and who shall agree to be bound by the terms hereof.

        (c) Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

        (d) Amendments. Any amendment or modification of this Agreement shall be effective only if evidenced by a written instrument executed by duly authorized representatives of the parties hereto. Any waiver by a party of its rights under this Agreement shall be effective only if evidenced by a written instrument executed by a duly authorized representative of such party.

        (e) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California. The parties hereby irrevocably attorn to the exclusive jurisdiction of the courts of the State of California in respect of the subject matter of this Agreement and irrevocably agree to be bound by any judgment rendered thereby in connection with this Agreement, subject to each case to all rights to appeal such decisions to the extent available to such parties. Each party waives personal service of process and consents that service of process upon it may be made by delivery in accordance with the provisions of this Agreement. Nothing shall affect the right to serve process in any other manner permitted by applicable law.

        (f) Notices. Any notice to any party hereto given pursuant to this Agreement shall be in writing addressed as follows:


         if to Global Walk, Inc.:          Global Walk, Inc.
                                           c/o Takanashi Milk Products Co., Ltd.
                                           Nisseki Yokahama Bl.8F
                                           1-1-8 Sakuragi-cho Naka-ku
                                           Yokohama-shi 281, Japan
                                           Attention: Nobuyoshi Takanashi
                                           Telecopier:  (011)(81) 4 5633-5254

         with a copy to:                   Farella, Braun & Martel LLP
                                           235 Montgomery Street, 30th Floor
                                           San Francisco, California 940104
                                           Attention: Daniel E. Cohn, Esq.
                                           Telecopier: (415) 954-4480

         if to Vacu-dry:                   Vacu-dry Company
                                           7765 Healdsburg Avenue
                                           Sebastopol, California 95437
                                           Attn: Gary L. Hess, President
                                           Telecopier: (707) 829-4610

         with a copy to:                   Severson & Werson
                                           One Embarcadero Center, 26th Floor
                                           San Francisco, California 94111
                                           Attn: Roger S. Mertz, Esq.
                                           Telecopier: (415) 956-0439

     Any such address may be changed by any party by written notice to the other party. Any notice shall be deemed delivered (i) if transmitted by electronic facsimile transmission, when the appropriate number and answerback are transmitted, (ii) if delivered personally, when received, or (iii) if mailed by registered or certified mail, postage prepaid, return receipt requested, when received.

     4. Dispute Resolution.

       (a) Arbitration. All disputes between the parties arising in connection with this Agreement shall be finally settled under the Commercial Arbitration Rules of the American Arbitration Association then in effect (as modified by this section). The arbitration panel shall be composed of three arbitrators appointed in accordance with this section. The arbitration shall be held in San Francisco, California, and it shall be conducted in the English language. The law governing the procedures and substance of the arbitration will be that of the State of California. The arbitration proceedings and all documents and testimony, written or oral, produced in connection therewith shall be kept confidential. The arbitration panel may determine all questions of law and jurisdiction (including questions as to whether the dispute is arbitrable) and has the right to grant legal and equitable relief (including injunctive and other interim relief and the right to grant permanent and interim injunctive relief), and shall apportion all costs between Licensee and Licensor taking into consideration, among other factors, the percentage of the total amount in dispute that is represented by the amount of claims asserted by a party but rejected by the arbitrators, including reasonable legal fees, interest and costs of the arbitration, provided that nothing herein shall prevent the parties hereto from seeking interim injunctive relief in a court of competent jurisdiction pending resolution of the dispute in accordance with this section. The arbitrators may not amend or otherwise alter the terms and conditions of this Agreement.

        (b) Selection of Arbitrators. The parties shall have fifteen (15) days to agree upon the qualifications of the arbitrators (the "Qualifications") commencing on the day on which notice is given by the party initiating the arbitration. Upon the expiration of the fifteen day period and regardless of an agreement being reached as to the Qualifications, either or both of the parties shall apply to any court having jurisdiction over the parties or their assets in accordance with Section 3(e) to appoint the three arbitrators. The court shall appoint the arbitrators within 30 days after such request (on the basis of the Qualifications if agreed but otherwise in its discretion) and shall notify the parties of the appointment.

        (c) Award Binding. The arbitral award shall state the reasons for the award, and the relief granted shall be final and binding on the parties to the arbitration. Any award rendered may be confirmed; judgment upon any award rendered may be entered; such award or the judgment thereon may be enforced; and any interim or supplemental relief may be sought in any court having jurisdiction over the parties or their assets in accordance with Section 3(e) hereof. Any monetary award shall be payable in U.S. dollars, free of any tax or any other deduction, other than taxes in the nature of income taxes imposed by the country, province or political subdivision in which the recipient is organized or is otherwise subject to such taxes. Such award shall bear interest from the date of the award at a variable rate equal to the rate publicly announced from time to time by Wells Fargo Bank, N.A. at its principal office in San Francisco, California as its "prime rate".

        (d) Discovery. The parties shall make available to the arbitrators all information requested by them in accordance with the applicable rules of arbitration, including production of all relevant records and documents. All notices and other communications required to be delivered pursuant to the applicable rules of arbitration shall be delivered to the address specified in this Agreement.

        (e) Certain Disputes. In the event that the parties disagree as to whether any issue or issues are to be submitted to arbitration under the terms of this Agreement or either party asserts that the other is refusing to arbitrate either overtly or by delay, the parties agree that any such action, lawsuit or proceeding over such dispute or assertion shall be brought in accordance within the provisions of Section 3(e) hereof.

        (f) Attorneys' Fees. If any party hereto must institute arbitration to collect any payments due hereunder, the party liable therefor shall reimburse the other party for reasonable attorneys' fees and other costs incurred in connection with such arbitration.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year indicated above.

                                   VACU-DRY COMPANY


                                   By:   /s/  Gary L. Hess
                                      -------------------------------------
                                   Its:   President
                                      -------------------------------------


                                   By:   /s/  Tom Eakin
                                      -------------------------------------
                                   Its:   VP Finance
                                      -------------------------------------



                                   GLOBAL WALK, INC.


                                   By:   /s/ Nobuyoshi Takanashi
                                      -------------------------------------
                                   Its:   President
                                      -------------------------------------


                                   By:
                                      -------------------------------------
                                   Its:
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